EXHIBIT 10.3

                                  MTVN DOMESTIC
                          MERCHANDISE LICENSE AGREEMENT

         Agreement made as of November 1, 2000, by and between MTV NETWORKS, a division of Viacom International Inc., a Delaware corporation, with offices at 1515 Broadway, New York, New York 10036 ("MTVN"), and TIE SINGING MACHINE COMPANY, INC., a Delaware corporation, with offices at 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073 ("Licensee") (this "Agreement").


                                BASIC PROVISIONS



The "LICENSED     The "MTV: MUSIC TELEVISION" name, trademark and logo.
PROPERTY"

"KARAOKE"         A leisure activity whereby individuals sing the words to a song as such words appear on a television screen or viewing monitor and are displayed in sync with the audio track of such song.

The "LICENSED     (1) At least two but no more than twelve compilation of song titles of compact discs or cassettes which are branded with the Licensed Property and comprised of a compilation of music tracks and the technology necessary for the end-user to participate in Karaoke activities (the "Music Product(s)"). In addition to the provisions set forth in Article 4, MTVN shall have final approval rights regarding the identity of the music tracks and any performances contained on the Music Products.
                  The content contained in the Music Products may only be provided to the end-user via the Music Products as packaged goods and may not be provided on any other technical platform now known or hereafter devised. The Music Products shall be sold separately from the Advanced Karaoke Machine (as hereafter defined) and the Karaoke Machine (as hereafter defined).




* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

                  (2) No more than one title per year of the Term (as hereafter defined) for a total maximum of three titles of a compact disc which are branded with the Licensed Property and comprised of a compilation of no more than three music tracks and the ` technology necessary for the end-user to participate in Karaoke activities which shall be packaged with the Advanced Karaoke Machine (as hereafter defined) and the Karaoke Machine as hereafter defined) (the" Sampler Music Products"). In addition to the provisions set forth in Article 4, MTVN shall have final approval rights regarding the identity of the music tracks and any performances contained on the Sampler Music Products. For the avoidance of doubt, the content contained in the Sampler Music Products may only be provided to the end-user via the Sampler Music Products as packaged goods and may not be provided on any other technical platform now known or hereafter devised. No royalties shall be paid for Sampler Music Products.

                  (3) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities, (b) does not include a viewing monitor and (c) must be used with a separate television set in order to be functional (the "Karaoke Machine").

                  (4) One version of a Karaoke hardware machine branded with the Licensed Property which (a) enables the end-user to play the Music Products and the Sampler Music Products and participate in Karaoke activities and (b) includes (i) a television set,
                  (ii) a single cassette deck for recording Karaoke performances and (iii) an AM/FM terrestrial radio receiver (the "Advanced Karaoke Machine").

                  ((1) through (4) each a "Licensed Pro of collectively the "Licensed Products".)

The "LICENSED     The United States of America, its territories and possessions.
TERRITORY"


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


The "LICENSED     (1) Mid tier stores (e.g., JC Penny and Sears), department
CHANNELS OF       stores (e.g., May Company and Macy's), book stores whether
DISTRIBUTION"     independent or chain (e.g., Barnes & Noble), college
                  bookstores whether independent or chain, specialty/trend stores (e.g., Spencer's and Gadzooks), music stores whether independent or chain (e.g., Musicland), video stores whether independent or chain, computer/ electronics stores (e.g., Software Etc. and Electronic Boutique), discount retailers and warehouse store chains (e.g., Best Buy, Costco, Sam's Club), and upon MTVN's approval in each instance, catalog retailers and direct mail. MTVN acknowledges and agrees that retailers in the Licensed Channels of Distribution may advertise and sell the Licensed Products via their catalogs and direct mail which are branded with their retail store names (e.g., JC
                  Penny catalog).

                  (2) Upon MTVN's prior approval, Licensee shall have the non-exclusive right to distribute the Licensed Products through Licensee's wholly owned and operated website; and through (a) online only retailers (e.g,, amazon.com and etoys.com) and (b) the wholly owned and operated websites of retailers in the Licensed Channels of Distribution (the (a) and (b) collectively, the "LCD Retailers") provide _d, however, that the websites owned by Licensee and the LCD Retailers shall be in compliance with MTVN's website operating guidelines and the an-line Privacy Alliance Guidelines. In addition, Licensee acknowledges and agrees on behalf of itself, and the LCD Retailers, that (i) MTVN shall have approval over all content used on the websites used by Licensee and the LCD Retailers incorporating the Licensed Products and the Licensed Property, (ii) in no event shall Licensee or the LCD Retailer develop a MTVN branded online boutique or website, (iii) in no event shall Licensee or the LCD Retailer use any MTVN content (i.e., video clips, sound bytes and copies of book pages, etc.) on their respective websites, (iv) there shall be a one-way link from the websites used by Licensee and the LCD Retailer incorporating the Licensed Products and the Licensed Property to the appropriate MTVN website, (v) on-line orders for the Licensed Products shall only be fulfilled for orders placed within the Licensed Territory and 3


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



                  (vi) MTVN may at any time during the Term of this Agreement revoke Licensee's right to distribute the Licensed Products on-line upon 15 days prior notice. Licensee covenants and agrees that it will use best efforts to ensure that the LCD Retailers are in compliance with the terms and conditions set forth above.


The "TERM"        The term of this Agreement shall commence on November 1, 2000 and continue through December 31, 2003.

The "ROYALTY      *% of Net Sales (as defined in the annexed Additional Terms
RATE"             and Conditions) for the Music Products. *% of Net Sales (as
                  defined in the annexed Additional Terms and Conditions) for the Karaoke Machine and the Advanced Karaoke Machine.


The "GUARANTEED   The Guaranteed Minimum Royalty for the Term is $686,250.00 and
MINIMUM ROYALTY"  shall be payable as follows:

                  $50,000.00 on January 5, 2001;
                  $40,000.00 on or before September 30, 2001;
                  $40,000.00 on or before November 30, 2001;
                  $64,375.00 on or before January 31, 2002;
                  $64,375.00 on or before April 30, 2002;
                  $64,375.00 on or before July 31, 2002;
                  $64,375.00 on or before October 31, 2002;
                  $75,000.00 on or before January 31, 2003;
                  $75,000.00 on or before April 30, 2003;
                  $75,000.00 on or before July 31, 2003; and
                  $73,750.00 on or before October 31, 2003.


"PRESENTATION     (1) The Presentation Date to Licensee's Retailer's shall be
DATE TO           January 6, 2001 for (a) the Karaoke Machine, (b) the Advanced
LICENSEE'S        Karaohe Machine and (c) at least two Music Products, the
RETAILERS"        titles of such Music Products to be mutually agreed upon by
                  MTVN and Licensee.

                  (2) The Presentation Date to Licensee's Retailer's for the remaining Compact Disks shall be determined in accordance with a mutually acceptable presentation schedule to be agreed upon by MTVN and Licensee.


* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

"INITIAL SHIP     (1) The Initial Ship to Licensee's Retailers shall be June 30,
DATE TO           2001 for (a) the Karaoke Machine, (b) the Advanced Karaoke
LICENSEE'S        Machine and (c) at least two Music Products, the titles of
RETAILERS"        such Music Products to be mutually agreed upon b MTVN and
                  Licensee.


                  (2) The Initial Ship to Licensee's Retailers for the remaining Compact Disks shall be determined in accordance with a mutually acceptable initial schedule to be agreed upon by MTVN and Licensee.


"COPYRIGHT NOTICE""(C)____ Licensee to fill in year of publication] MTV
                  Networks, a division of Viacom International Inc. All Rights Reserved."

"TRADEMARK        "MTV: MUSIC TELEVISION(TM)". Licensee shall also include the
NOTICE"           following notice on all materials set forth in Section 5(b) of
                  The Additional Terms And Conditions in proximity to the
                  Licensed Property. "MTV: MUSIC TELEVISION" and all related titles and logos are trademarks of MTV Networks, a division of Viacom International Inc.

"ADDITIONAL       Licensee shall be solely responsible for all costs and
INFORMATION"      expenses related to the Licensed Products including, but not limited to, third party clearances, in connection with the development, manufacture, packaging, duplication, advertising, marketing, promotion, distribution and sale of the Licensed
                  Products. Licensee shall be solely responsible for obtaining all licenses, clearances and permissions (including, without limitation, all master use mechanical license agreements) for all content to be included on or in connection with the Licensed Products that may be necessary for the manufacture, advertising, marketing, promotion, distribution and exploitation of the Licensed Products. All applicable fees, payments and royalties for talent and music relating to the Licensed Products and the advertising, marketing and promotion thereof (including, any guild, union and residual obligations, music synchronization fees and other audio and art costs including materials requested by Licensee that MTVN must create) shall be paid by Licensee.

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


         This Agreement includes the Additional Terms and Conditions and the Exhibits annexed hereto and made a part hereof. All capitalized terms in the Additional Terms and Conditions shall have the respective definitions as set forth in the Basic Provisions herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE SINGING MACHINE COMPANY, INC.            MTV NETWORKS, a division of
                                             Viacom International Inc.



By: /s/ John Klecha                          By: /s/ Heidi Eskenazi
--------------------------------             ----------------------------------
Name:  John Klecha                           Name:  Heidi Eskenazi
Title: Chief Operating Officer               Title: Vice president, Licensing



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


                         ADDITIONAL TERMS AND CONDITIONS
                         -------------------------------

ARTICLE 1. LICENSE. MTVN hereby grants to Licensee, and Licensee hereby accepts, the nonexclusive right to incorporate the Licensed Property on the Licensed Products solely for the purpose of the manufacture, distribution, sale and advertisement of the Licensed Products through the Licensed Channels of Distribution in the Licensed Territory during the Term (the "License") as specified in the Basic Provisions. Licensee shall not have the right to sublicense the rights granted hereunder.

ARTICLE 2. RESERVATION OF RIGHTS. MTVN retains all rights not expressly granted hereunder including, but not limited to, the right to distribute and sell the Licensed Products through premium offers, combination and give-away Sales, direct response, direct mail, home shopping type of networks, the on-line medium or any other non-traditional medium now known or hereafter invented, sales clubs, incentive programs, theme parks/ recreational attractions and activities, any MTVN or its affiliated companies' retail outlets and the rights to the Licensed Property, and all names, trademarks and likenesses of characters which are used in connection with a motion picture or other theatrical or live stage presentation for all products, including the Licensed Products.

ARTICLE 3. ROYALTIES, ACCOUNTING AND AUDIT.
---------  -------------------------------

         (a) COMPUTATION:
             ------------

                  (i) Royalties shall be payable by Licensee at the Royalty Rate set forth in the Basic Provisions on Net Sales of all Licensed Products. "Net Sales" shall mean gross sales less customary trade quantity discounts and allowances, actual returns and returns for damaged goods only, the aggregate of which shall not exceed eight percent of gross sales. Except for those expressly provided for in this Section 3(a)(i), there shall be no deductions of any sort or kind including, but not limited to, deductions for returns, cash discounts, costs or expenses incurred in the manufacture, distribution, sale or advertisement of the Licensed Products, or for uncollected bills.

                  (ii) Licensee shall not have the right to sell one or more of the Licensed Products packaged together with a non-"MTV: Music Television" branded product (the "Bundle" or "Bundling").

                  (iii) Royalty obligations shall accrue upon the sale of the Licensed Products. A Licensed Product is considered "sold" when it is invoiced, shipped, or paid for, whichever event occurs first. Subject to the provisions o f Section (3)(a)(i), Licensee shall be entitled to credit MTVN's royalty account for any payment of royalties made to MTVN for Licensed Products sold and subsequently returned for credit.

                  (iv) In the event that Licensed Products are sold to any party affiliated, controlled, or in any way related to Licensee at a special price lower than the average price charged to other parties, the royalty payable to MTVN shall be based upon said average price.

         (b) PAYMENTS:
             ---------

                  (i) Royalties shall be payable on a quarterly basis throughout the Term, within 45 days after the close of each respective quarter. Quarters shall be based on a standard calendar year.

                  (ii) Licensee shall pay to MTVN a non-refundable Guaranteed Minimum Royalty as set forth in the Basic Provisions.


                  (iii) All payments and Quarterly Reports to MTVN hereunder shall be sent to the following address: MTV Networks, Ancillary Sales, P.O. Box 13801, Newark, NJ 07188.0801 with a copy of such Quarterly Report to the Vice President, Licensing, MTV: Music Television at the address specified in Article 16.


                  (iv) All payments past due shall be subject to a late charge of one percent per month (or the highest rate allowed by law if lower), from the date such payments were due.

                  (v) The Guaranteed Minimum Royalty shall be non-refundable but recoupable against the royalties due hereunder. Royalty payments made for any period of the Term shall be credited against the Guaranteed Minimum Royalty for such period of the Term.

         (c) ACCOUNTING:
             -----------

                  Within 45 days after the close of each quarter, Licensee shall furnish to MTVN complete and accurate statements of its sales of Licensed Products and royalties due MT VN, in the form annexed hereto as Exhibit A and Exhibit B (the "Quarterly Reports"). Quarterly Reports shall be furnished whether or not Licensee has actual royalties to report for any quarter. All Quarterly Reports shall be signed and certified as correct by an officer of Licensee. Acceptance by MTVN of royalty payments and Quarterly Reports shall not preclude MTVN from questioning the accuracy thereof.

         (d) AUDIT:
             ------

                  (i) Licensee shall keep accurate books of account and records at its principal place of business of all transactions relating to, or affecting, this Agreement, during the Term and fox a period of three years thereafter. MTVN, or its representative, shall have the right during reasonable business hours to examine and verify Licensee's physical inventory of the Licensed Products as well as Licensee's books of accounts and records, and to make copies and extracts thereof; provided, however, that all such audits shall be kept confidential between the parties and relates solely to the performance of the parties under this Agreement. No accounts or records not rationally relating to Licensee's performance under this Agreement shall be available to MTVN.


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


                  (ii) In the event that an audit by MTVN discloses an underpayment in royalties due MTVN, Licensee shall promptly pay MTV'N such discrepancy plus a late charge of one percent per month (or the highest rate allowed by law if lower), from the day such payments were due. If such audit discloses a discrepancy of seven percent or more in favor of Licensee for any quarter, Licensee shall also reimburse MTVN for all costs, fees and expenses, incurred by MTVN in connection with the audit. If such audit discloses a discrepancy in favor of MTVN, such overpayments shall be deducted from future payments due MTVN under-this Agreement.


ARTICLE 4. QUALITY, SAMPLES, APPROVALS AND MANUFACTURES.
---------  --------------------------------------------

         (a) The quality and style of all Licensed Products, and the manner in which the License Property may appear on the Licensed Products and on or in any packaging, promotional materials, labels, advertising, publicity and display materials of any kind and in any medium which are used in connection with the Licensed Products are subject to MTVN's prior approval and shall be in full conformity with all applicable laws and regulations.

         (b) At each stage of development or production and prior to manufacture, Licensee shall promptly provide MTVN with two samples in the form of proofs and/or prototypes for each Licensed Product and all related materials for MTVN's approval, which may be withheld in MTVN's sole discretion. MTVN shall advise Licensee in writing of its approval. or disapproval of such samples within 10 business days. No samples shall be deemed approved unless and until MTVN has given its approval. Licensee shall not proceed beyond any development or production stage where approval is required without first securing such approval. - In connection with the submission of samples by Licensee for MTVN's approval, Licensee shall submit to MTVN a completed copy of the Licensed Product Approval Form provided by MTVN as Exhibit _C. Once a sample has been approved, Licensee shall not depart therefrom. Approval by MTVN shall not relieve Licensee of any of its agreements, indemnities and warranties hereunder.

         (c) Licensee shall promptly reimburse MTVN for any and all costs of artwork and other creative materials prepared by MTVN exclusively for the Licensed Products at Licensee's request.

         (d) Concurrently with the initial shipment of each Licensed Product, Licensee shall furnish to MTVN, at no cost to MTVN, (i) 50 samples of each Music Product and each subsequent-year of the Term, 25 samples of each Music Product and (ii) 8 samples of each Karaoke Machine and each Advanced Karaoke Machine and each subsequent year of the Term, 5 samples of each of the Karaoke Machine and each Advanced Karaoke Machine. Any Licensed Products requested by MTVN in excess of the foregoing amounts shall be made available to MTVN at Licensee's cost. No samples provided to MTVN shall be reproduced by MTVN nor shall MTVN authorize any entity affiliated with or having a contractual relationship with MTVN to reproduce such samples. In addition, samples provided to MTVN shall not be made available I for retail distribution by MTVN nor shall MTVN authorize any entity affiliated with or having a contractual relationship with MTVN to sell any samples for retail distribution. No royalties shall be due under this Agreement to MTVN for any sample provided to MTVN. Licensed Products


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

request by MTVN for resale shall be made available to MTVN at Licensee's best wholesale price.

         (e) During the Term, Licensee shall permit representatives selected by MTVN access to Licensee's floor stock for sampling purposes at any tune during normal business hours upon reasonable notice.

         (f) At any time during the Term, and for a period of one year thereafter, upon MTVN's request therefor, Licensee shall provide MTVN with a listing of the names and addresses of Licensee's third party manufacturers on the Approval of Manufacturer Form attached hereto as Exhibit D, and, if additionally requested by MTVN, a copy of Licensee's agreement with any such manufacturer. If such manufacturer utilizes the Licensed Property for any unauthorized purpose, Licensee shall use best efforts to ensure that such utilization is immediately halted. MTVN acknowledges and agrees that it shall not engage Licensee's third party manufacturers, as identified by Licensee, to manufacture the Licensed Products itself.

         (g) From time to time, upon MTVN's request, Licensee shall include certain materials provided by MTVN relating to MTVN's programs, programming services, or ancillary businesses, which materials are not in direct competition with the Licensed Products of Licensee, in the packaging of the Licensed Products.

ARTICLE 5. MARKINGS.
--------- ---------

         (a) Licensee shall affix the Copyright and Trademark Notices set forth in the Basic Provisions to all Licensed Products and to all packaging, labels, promotional, advertising, publicity, and display materials used in connection therewith, in accordance with instructions from MTVN. No Licensed Products, or related materials, shall contain any other copyright, trademark or trade name unless Licensee has obtained MTVN's prior consent. MTVN consents to the use of "The Singing Machine" on the Licensed Products. The inclusion of any other trademark or trade name shall be subject to MTVN's approval, such approval to be at MTVN's sole discretion. MTVN may at any time require an addition to or change of the Copyright and Trademark Notices, effective not less than 30 days after receipt by Licensee of notice thereof; provided however, that Licensee shall have the right to continue to distribute any inventory already manufactured at the time of such notice, Licensee shall fully cooperate with MTVN in connection with MTVN's obtaining or maintaining copyright and/or trademark protection for the Licensed Property in MTVN's name.

         (b) Licensee shall affix to the Licensed Products and all packaging, labels, promotional materials, advertising, publicity, and display materials used in connection therewith, any other legends, markings and notices required by any law or regulation in the Licensed Territory or which MTVN reasonably may request. .

         (c) Licensee acknowledges and agrees that it shall provide a credit to any third party creators of any Licensed Properties, as directed by MTVN, on the Licensed Products or packaging or other materials related thereto.


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

ARTICLE 6. OWNERSHIP.
---------  ----------

         (a) As between MTVN and Licensee, all right, title and interest in and to the Licensed Property shall be and remain the sole and complete property of MTVN. Licensee recognizes the value of the goodwill associated with the Licensed Property, that the Licensed Property may have secondary meaning in the mind of the public, and that the trademarks and copyrights in the Licensed Property, and any registrations therefor, are good and valid. All use by Licensee of the Licensed Property shall inure to the benefit of MTVN. Licensee shall not, during the Term or thereafter, contest or assist others to contest, MTVN's rights or interests in the Licensed Property or the validity of this License. Licensee shall not seek any copyright or trademark registration for the Licensed Property.

         (b) With respect to the intellectual property owned or controlled by Licensee not by virtue of this Agreement ("Licensee's Intellectual Property"), any copyright, trademark, or other proprietary rights owned by Licensee and heretofore used by it which are used in connection with the Licensed Products as approved by MTVN pursuant to Section S(a) above, shall continue to be owned by Licensee and shall not become the property of MTVN.


         (c) Except for Licensee's Intellectual Property, all right, title, or interest in or to any copyright, trademark, or other proprietary rights that come into existence during the Term as a result of the exercise by Licensee of any right granted to it hereunder, shall immediately and automatically vest in MTVN.

         (d) Except as otherwise provided, all materials that come into existence during the Term, including, but not limited to, art work and designs, packaging, labels, and promotional, advertising, publicity, and display materials used in connection with the Licensed Products shall be deemed "works made for hire" fox MTVN within the meaning of the U.S. Copyright Law. To the extent that any such work does not so qualify, for the consideration set forth herein, Licensee hereby irrevocably and absolutely assigns to MTVN all rights throughout the universe in perpetuity in all media now known or hereafter developed including, but not limited to, the copyright and any extensions and renewals thereof and the trademarks and the goodwill associated therewith.

         (e) Licensee agrees to execute and deliver to MTVN any documents which MTVN may reasonably request to confirm MTVN's ownership of its rights hereunder, Licensee hereby irrevocably appoints MTVN as its attorney-in-fact coupled with an interest to sign any such documents in Licensee's name.

         (f) Licensee shall be obligated to obtain written assignments of copyright in favor of MTVN in respect of any artwork or other copyrightable subject matter developed in connection with the Licensed Property on the Licensed Products, in the form attached hereto as Exhibit E.

ARTICLE 7. INFRINGEMENTS. Licensee shall promptly notify MTVN of any apparently unauthorized use or infringement by third parties of any rights granted to Licensee herein, and shall cooperate fully in any action at law or in equity undertaken by MTW with respect to such


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

unauthorized use or infringement. Licensee shall not institute any suit in connection with any apparently unauthorized use or infringement without first obtaining the consent of MTVN to do so, and MTVN shall have the sole right to determine whether or not any action shall be taken on account of any such unauthorized uses or infringements.

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS.
---------  ---------------------------------------------

         (a) Licensee represents, warrants, and undertakes as follows:

                  (i) It is free to enter into and fully perform this Agreement;

                  (ii) All ideas, creations, designs, materials and intellectual property furnished by Licensee in connection with the Licensed Products shall be Licensee's own and original creation and shall not infringe upon the rights of any person or entity or shall be fully licensed by Licensee;

                  (iii) The Licensed Products and all materials used in, connection therewith shall be of the highest standard reasonably suitable for goods of the type of the Licensed Products. The Licensed Products will be safe for use by consumers and will comply with all applicable governmental rules, guidelines, codes, regulations, and warranties (express or implied) including, without limitation, those contained in the Child Safety Protection Act and/or adopted by the Consumer Product Safety Commission;

                  (iv) The Licensed Products shall be manufactured, distributed, sold and advertised in accordance with all applicable federal, state and local laws including but not limite to all applicable labor laws and regulations and in a manner that will not reflect adversely upon MTVN, and shall not infringe upon or violate any rights of any third parties;

                  (v) Licensee shall use its best efforts to obtain maximum sales of the Licensed Products in the Licensed Territory during the Term;

                  (vi) Licensee has obtained or shall obtain all required authorizations, approvals, licenses, or permits from all government authorities in order for it to enter into and perform its obligations pursuant to this Agreement;

                  (vii) Licensee shall not pledge this Agreement, or the rights provided hereunder, as security or collateral to any third party; and

                  (viii) Licensee shall not initially sell, distribute, market or permit any third party to sell, distribute or market any Licensed Products which are damaged, defective, "seconds" or otherwise fail to meet the specifications quality or notice approval requirements contained hereunder. Notwithstanding anything to the contrary contained above, Licensee may resell any "B goods" Licensed Products which are returned for credit due to minor cosmetic damage only (e.g., small dents or minor scratches); pro vided, however, that (y) MTVN shall have approval in


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

its sole discretion over any such sales, including without limitation, the proposed retailers and (z) such Licensed Products are clearly identified to the consumer as "B" goods".

         (b) MTVN represents, warrants, and undertakes as follows:

                  (i) It is free to enter into and fully perform this Agreement; and

                  (ii) The Licensed Property is original to and the sole property of MTVN, and does not infringe upon or violate any copyright, trademark or proprietary right of any third party.

ARTICLE 9. INDEMNITIES
---------  ------------

         (a) Licensee shall at all times indemnify and hold MTVN, its officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of or relating to any breach or alleged breach by Licensee of any representation, warranty or undertaking made herein, or out of any defect (latent or patent) in the Licensed Products; provided, however, that MTVN shall give prompt notice, cooperation and assistance to Licensee relative to any such claim or suit, and provided further that no settlement of any such claim or suit shall be made without the prior consent of MTVN.

         (b) *

ARTICLE 10. INSURANCE. Licensee shall obtain and maintain at its own costs and expense from a qualified insurance company licensed to do business in New York, separate polices for (a) standard Product Liability Insurance and (b) standard Errors and Omissions Insurance, both naming MTVN as an additional named insured, with respect to all Licensed Products manufactured hereunder, whether sold during the License Term or thereafter. The Product Liability Insurance shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof during the License Term and thereafter. The amount of coverage for each policy shall be $5,000,000 per occurrence. The policies shall provide for 10 days notice to MTVN from the insurer pursuant to Article 16, in the event of any modification, cancellation or termination thereof. Licensee agrees to furnish MTVN a Certificate of Insurance evidencing same prior to the final execution of the Agreement which shall be attached hereto as Exhibit F. In no event shall Licensee manufacture, distribute or sell the Licensed Products prior to receipt by MTVN of such evidence of insurance.

* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

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



ARTICLE 11. DEFAULT.
----------  -------

         (a) Upon the occurrence of any of the following events (each of which is a "Default"), then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, MTVN shall have the right to terminate this Agreement, to delete from this Agreement any elements of the Licensed Property or any Licensed Products and/or to require the immediate payment of any Guaranteed Minimum Royalty and royalties due or to become due hereunder:

                  (i) Licensee fails to meet the Presentation Date To Licensee's Retailers or the initial Ship Date To Licensee's Retailers of the Licensed Products;

                  (ii) Licensee fails to actively manufacture, advertise, distribute or sell the Licensed Products;


                  (iii) Licensee fails to make a payment or famish a Quarterly Report in accordance herewith and does not cure such failure within 45 days after notice thereof;

                  (iv) Licensee fails to comply with. the approval, quality, and safety requirements hereunder and/or the Licensed Products do not comply with such requirement and/or the Licensed Products are the subject matter of adverse or negative publicity due to such failure and does not cure such failure within 45 days after notice thereof;

                  (v) Licensee fails to comply with any other of Licensee's material obligations hereunder or breaches any warranty or representation made by it hereunder and does not cure such failure or breach within 45 days after notice thereof;

                  (vi) Licensee sells or otherwise disposes of all or substantially all of its business or assets to a third party, or control or ownership of Licensee is changed or transferred;

                  (vii) Licensee sells or causes others to sell the Licensed Products outside the Licensed Channels of Distribution or outside the Licensed Territory and does not cure such failure or breach within 45 days after notice thereof;

                  (viii) Licensee fails to obtain or maintain insurance in the amount of the type provided for herein and does not cure such failure or breach within 45 days after notice thereof;

                  (ix) Licensee contests or assists others to contest MTVN's rights or interests in the Licensed Property or the validity of this License; or

                  (x) Licensee fails to comply with any provision of any other agreement between Licensee and MTVN and does not cure such failure or breach within 45 days after notice thereof.

         (b) In the event that the Licensed Products pose a safety threat to the consumer, or are the subject of a claim or inquiry by the Consumer Product Safety Commission or the Child Safety Protection Act or any other person, agency or commission because of quality and/or safety concerns, and/or labeling or are the subject of negative publicity due to poor quality and/or safety of the Licensed Products, Licensee shall, upon MTVWs reasonable request, immediately recall such Licensed Products from the market place, and take any other measures MTVN may reasonably demand.

         (c) If a petition in bankruptcy is filed by or against Licensee, or Licensee is adjudicated bankrupt, which is not dismissed within 30 days, or Licensee makes any assignment for the benefit of creditors or becomes insolvent, is placed in the hands of a trustee or receiver, fails to satisfy any judgment against it or is unable to pay its debts as they become due, whichever is sooner, this License shall automatically terminate forthwith without any notice whatsoever. Upon such termination for any reason under this Section 11 (c) Licensee, its receiver, representatives, trustees, agents, administrators, successors and assigns shall have no further rights hereunder, and neither this License nor any right or interest herein shall be deemed an asset in any insolvency, receivership or bankruptcy.


         (d) Licensee may terminate this Agreement if MTVN fails to comply with any of its material obligations hereunder or breaches any warranty or representation made by it hereunder and does not cure such failure or breach 45 days after notice thereof.


ARTICLE 12. FORCE MAJEURE. In the event that Licensee is prevented from manufacturing, distributing or selling the Licensed Products because of any act of God; unavoidable accident; fire; epidemic; strike, lockout, or other labor dispute; war, riot or civil commotion; act of public enemy; enactment of any rule, law, order or act of government or governmental instrumentality (whether federal, state, local or foreign); or other cause of a similar or different nature beyond Licensee's control, and such condition continues for a period of 45 days or more, either party hereto shall have the right to terminate this Agreement effective at any time during the continuation of such condition by giving the other party at least 10 days notice to such effect. In such event, the Guaranteed Minimum Royalty and royalties on sales theretofore made shall become immediately due and payable and this Agreement shall be automatically terminated.

ARTICLE 13. EFFECT OF EXPIRATION OR TERMINATION.
----------  ------------------------------------

         Upon the expiration or termination of this Agreement for any reason, all rights granted to Licensee herein shall forthwith revert to MTVN, with the following consequences:

                  (a) No portion of any prior payments shall be refundable to Licensee, and any and all payments due or to become due, including any royalties and the Guaranteed Minimum Royalty shall be immediately due and payable. If, at such time, the total amount of royalties paid by Licensee during the Term is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay such difference to MTVN.


                                       15
i

         (b) After the expiration or termination of this Agreement, Licensee shall not manufacture, advertise, distribute or sell the Licensed products containing or including the Licensed Property or any product which may infringe upon MTVN's proprietary rights, or use any name, logo or design which is substantially or confusingly similar to the Licensed Property on any product in any place whatsoever. Except for those Licensed Products distributed to the Licensed Channels of Distribution prior to the expiration or termination of this Agreement, Licensee shall promptly deliver to MTVN a statement indicating the number of Licensed Products then currently on hand or in the process of being manufactured. MTVN shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and statement. Except as provided in
Section 13(c), such inventory shall at MTVN's option, be destroyed by Licensee or purchased by MTVN at Licensee's cost of manufacture. Disposition of any plates, molds, forms, lithographs and other material relating to the Licensed Products then remaining on hand shall be subject to notice from MTVN to Licensee either to destroy the Licensed Products or to deliver the same to MTVN or its designee. In the event that MTVN requests Licensee to destroy its inventory, the Licensed Property or materials relating thereto, MTVN may require Licensee to deliver to MTVN an affidavit by an officer of Licensee, attesting to such destruction in such form as MTVN may in its sole discretion require.

         (c) Upon the expiration of this Agreement, so long as Licensee is not in default at the time of expiration, Licensee may continue to sell the Licensed Products, previously manufactured and on hand, on a non-exclusive basis during a period of 90 days thereafter, subject to all of the terms and conditions contained in this Agreement; provided, however, that: (i) the Licensed Products shall be sold in the ordinary course of business at prices not lower than the prevailing wholesale price or prices charged by Licensee during the 90 day period immediately preceding the expiration of this Agreement, (ii) no new Licensed products are manufactured during such sell-off period and (iii) MTVN is paid its then existing Royalty Rate on all Licensed Products sold during the sell-off period.

ARTICLE 14. CONFIDENTIALITY. Each of Licensee and MTVN may, from time to time, be exposed to and will be furnished with certain information, relating to the other's plans for certain productions and businesses, which are confidential. Each of Licensee and MTVN shall keep confidential and not reveal or disclose any of said information, material or data to any third party or the terms of this Agreement, or any agreement Licensee enters into pursuant to this Agreement during the Term or thereafter. Neither Licensee nor MTVN shall disclose or make known to anyone outside of Licensee or MTVN, as applicable, directly or indirectly, the interest of the other in this Agreement or the terms of this Agreement. The provisions of this Article 1414 shall not apply to information which is (a) or becomes publicly available, (b) required to be disclosed pursuant to a court order or applicable law, rules or regulations or (c) independently developed by the disclosing party.

ARTICLE 15. PRESS RELEASES/PUBLYC STATEMENTS. Licensee shall make no public statements or issue any press releases regarding this Agreement, or the Licensed Products, without the prior consent of MTVN. Notwithstanding anything to the contrary, MTVN acknowledges that Licensee shall make all legally required United States Securities and Exchange Commission filings.

ARTICLE 16. NOTICES. A11 notices, requests, approvals, consents and other communications required or permitted under this Agreement, except for payments, shall be in writing and shall be sent by facsimile to the facsimile number specified below. A copy of any such notice shall also be personally delivered, sent by mail or overnight courier delivery service with the capacity to verify receipt of delivery on the date such notice is transmitted by telecopy to the addresses specified below.

If to MTVN:
-----------
MTV Networks, a division of Viacom International Inc.
Attention: Ms. Heidi Eskenazi, Vice President, Licensing
1515 Broadway New York, Never York 10036-5797
Telephone: (212) 846-7145
Telecopy: (212) 846-7908

With a copies:
------------
MTV Networks, a division of Viacom International Inc.
Attention: Ms. Elizabeth Matthews, Vice President, Law & Business Affairs 1515 Broadway New York, New York 10036-5797
Telephone: (212) 258-7122
Telecopy: (212) 258-1992

If to Licensee:
---------------
The Singing Machine Company, Inc.
Attention; Ms. Terry Marco, Director of Marketing
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073
Telephone: 954-596-1000
Telecopy: 954-596-2000

Receipt of such notice, request, approval, consent or other communication shall be deemed conclusively made (a) if personally delivered, at the time of delivery or (b) if mailed or sent by overnight courier service, upon receipt thereof. In any event, action or proceeding, service of process upon Licensee may be accomplished by sending such process in the manner specified herein for the giving of notice to Licensee. Either party may change its address or facsimile number for notification purposes by giving the other party notice of the new address or facsimile number and the date upon which it will become effective.

ARTICLE 17. GOVERNING LAW. This Agreement and all questions arising hereunder shall be governed by, and construed in accordance with, the laws and decisions of the State of New

York without giving effect to the principles thereof relating to conflicts of law. Each of the parties hereto (a) irrevocably agrees that the federal courts of the Southern District of New York and the New York State courts shall have sole and exclusive jurisdiction over any suit or other proceeding arising out of or based upon this Agreement, (b) submits to the venue and jurisdiction of such courts and (c) irrevocably consents to personal jurisdiction by such courts.

ARTICLE 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

ARTICLE 19. RELATIONSHIP. Nothing herein contained shall be construed to constitute a partnership or joint venture between the parties hereto, and neither Licensee nor MTVN shall be bound by any representation, act or omission of the other.

ARTICLE 20. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect.

ARTICLE 21. WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

ARTICLE 22. ENTIRE AGREEMENT. This Agreement, and any Exhibits attached hereto, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings, or agreements between the parties relative to such subject matter.

ARTICLE 23. AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless made in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

ARTICLE 24. SURVIVAL. The terms of Article 3, Section 4(f), Article 6, Article 8, Article 9, Article 10, Article 13, Article 14, Article 15, Article 17, this
Article 24, Article 25, and Article 27 shall survive the expiration or termination of this Agreement for any reason.

ASSIGNMENT. Any attempted or purported assignment or other transfer, sublicense, mortgage or other encumbrance of this Agreement and the rights granted herein by Licensee without the prior approval of MTVN, which approval may be granted by MTVN in its sole and absolute discretion, shall be void and of no effect.

ARTICLE 26. CONSENTS, APPROVALS AND REQUESTS. Except as specifically set forth in this Agreement, all consents, requests and approvals to be given by either party under this

Agreement shall be (a) in writing and (b) not be unreasonably withheld. Each party shall make only reasonable requests under this Agreement.

ARTICLE 27. THIRD PARTY BENEFICIARIES. Each party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than MTVN and Licensee.

                     END OF ADDITIONAL TERMS AND CONDITIONS

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                                   SCHEDULES

Schedule A     Actual Quarterly Sales and Royalty Report
Schedule B     Projected Quarterly Sales and Royalty Report
Schedule C     Music Television Product Approval Form
Schedule D     Approval of Manufacturer